UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 1, 2022
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 1, 2022, eHealth, Inc. issued an earnings release announcing its financial results for the fourth quarter and year ended December 31, 2021. A copy of the earnings release was furnished with a Current Report on Form 8-K filed on March 1, 2022 (the “Original 8-K”). This Amendment No. 1 on Form 8-K/A is being filed to amend Items 2.02 and 9.01 of the Original 8-K, solely for the purpose of correcting certain errors related to the information provided for the guidance for the full year ending December 31, 2022 for GAAP net loss, as described below.

Item 2.02	Results of Operations and Financial Condition.

On March 1, 2022, eHealth, Inc. (the “Company”) issued an earnings release announcing its financial results for the fourth quarter and year ended December 31, 2021 (the “Original Press Release”) and posted supplemental investor material on its investor relations webpage (the “Original Supplemental Material”). Information regarding the 2022 guidance for GAAP net loss in the body of the Original Press Release and on slide 16 of the Original Supplemental Material included incorrect adjustments for the amortization of intangible assets and benefit from income taxes and information regarding expected GAAP net loss and GAAP net loss attributable to common stockholders in the Reconciliation of Non-GAAP Financial Measures to Guidance in the Original Press Release and slide 19 in the Appendix to the Original Supplemental Material included the same incorrect adjustments for the amortization of intangible assets and benefit from income taxes. On March 1, 2022, the Company issued a corrected earnings release revising such information, as corrected (the “Corrected Press Release”) and posted corrected supplemental investor material on its investor relations webpage at http://ir.ehealthinsurance.com (the “Corrected Supplemental Material”). The misstatements did not impact the Company’s GAAP financial statements.

A copy of the Corrected Press Release, which indicates the corrected guidance for 2022 GAAP net loss, is furnished as Exhibit 99.1 to this Amendment No. 1 on Form 8-K/A and is incorporated herein by reference. For convenience, the corrected guidance for 2022 GAAP loss in the Corrected Press Release is also excerpted below (with original reported guidance for 2022 GAAP net loss struck and the corrected guidance for 2022 GAAP net loss in bold type and underlined).

•GAAP net loss is expected to be in the range of $106.0 ~~147.0~~ million to $83.0 ~~124.0~~ million.

A copy of the Corrected Supplemental Material, which indicates the corrected guidance for 2022 GAAP net loss, is furnished as Exhibit 99.2 to this Amendment No. 1 on Form 8-K/A and is incorporated herein by reference. The Company intends to use its investor relations webpage as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For convenience, the corrected guidance for 2022 GAAP net loss on slide 16 of the Corrected Supplemental Material is also excerpted below (with original reported guidance for 2022 GAAP net loss struck and the corrected guidance for 2022 GAAP net loss in bold type and underlined).

2022 Full Year Guidance	Range (in millions)
GAAP Net Loss	$(106) ~~(147)~~ - $(83) ~~(124)~~

Accordingly, GAAP net loss attributable to common stockholders has also been corrected to a range of $137 million to $114 million, corrected from a range of $178 million to $155 million, in the Reconciliation of Non-GAAP Financial Measures to Guidance in the Original Press Release and slide 19 in the Appendix to the Original Supplemental Material.

The information in Item 2.02 of this Current Report on Form 8-K/A and the exhibits attached hereto are intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Corrected Press Release dated March 1, 2022 (eHealth, Inc. Announces Fourth Quarter and Fiscal Year 2021 Results)
99.2	Corrected Financial Results Conference Call Slides of eHealth, Inc. dated March 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	March 2, 2022	/s/ Christine Janofsky
Christine Janofsky SVP, Chief Financial Officer